
<ARTICLE> 9
<LEGEND>
This Schedule contains summary financial information extracted from the Company's financial statements filed as part of its Report on Form 10-K for the year ended December 31, 1995 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<RESTATED>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                           7,208
<INT-BEARING-DEPOSITS>                               0
<FED-FUNDS-SOLD>                                     0
<TRADING-ASSETS>                                     0
<INVESTMENTS-HELD-FOR-SALE>                    120,952
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                      1,938,927<F1>
<ALLOWANCE>                                   (50,139)
<TOTAL-ASSETS>                               2,113,761
<DEPOSITS>                                           0
<SHORT-TERM>                                   312,876
<LIABILITIES-OTHER>                             42,315
<LONG-TERM>                                  1,003,809
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             1
<OTHER-SE>                                     443,797
<TOTAL-LIABILITIES-AND-EQUITY>               2,113,761
<INTEREST-LOAN>                                339,380
<INTEREST-INVEST>                                7,744
<INTEREST-OTHER>                                     0
<INTEREST-TOTAL>                               347,124
<INTEREST-DEPOSIT>                                   0
<INTEREST-EXPENSE>                             104,050
<INTEREST-INCOME-NET>                          243,074
<LOAN-LOSSES>                                   48,306
<SECURITIES-GAINS>                                   0
<EXPENSE-OTHER>                                124,894
<INCOME-PRETAX>                                 99,108
<INCOME-PRE-EXTRAORDINARY>                           0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    59,982
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0
<YIELD-ACTUAL>                                   10.07
<LOANS-NON>                                     25,364
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                     0
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                47,835
<CHARGE-OFFS>                                 (63,487)
<RECOVERIES>                                    15,765
<ALLOWANCE-CLOSE>                               50,139
<ALLOWANCE-DOMESTIC>                                 0
<ALLOWANCE-FOREIGN>                                  0
<ALLOWANCE-UNALLOCATED>                         50,139

<F1>Aristar, Inc. is technically a Commercial and Industrial Company subject to
Article 5 of Regulation S-X. However, as its primary business is consumer finance, the Company, although not a bank holding company, is engaged in similar lending activities. Therefore, in accordance with Staff Accounting Bulletin Topic 11-K, "Application of Article 9 and Guide 3," the Company has prepared its Financial Data Schedule for the year ended December 31, 1995 using the Article 9 format.

